UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

   September 27, 2018 (September 27, 2018)

Date of Report (date of earliest event reported)

Rimini Street, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

(702) 839-9671

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE

On September 27, 2018, Rimini Street, Inc. (the “Company”) issued a press release titled “Statement on U.S. Supreme Court Decision to Hear Rimini Street Appeal for $12.8 Million.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into Item 7.01 of this Current Report on Form 8-K by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or specifically incorporate it by reference in any filing under the Securities Act or the Exchange Act.

ITEM 8.01	OTHER EVENTS

On September 27, 2018, the United States Supreme Court granted Rimini Street, Inc.’s (the “Company’s”) petition for a writ of certiorari in Oracle v. Rimini Street appealing the decision of the Ninth Circuit Court of Appeals allowing an award of non-taxable costs as part of the of the final judgment awarded to Oracle by the United States District Court for the District of Nevada. The Company’s appeal argues that the award of non-taxable costs is in direct conflict with decisions in other federal circuit courts and decisions of the United States Supreme Court and resulted in the Company paying approximately $12.8 million to Oracle that would not have been assessed in other court jurisdictions.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Exhibit Title
99.1	Press release dated September 27, 2018 titled “Statement on U.S. Supreme Court Decision to Hear Rimini Street Appeal for $12.8 Million” (furnished only)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: September 27, 2018	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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